Item 77K. Changes in Registrant's certifying accountant

December 24, 2003

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549


Commissioners:

We have read the statements made by Mr. Edward T. Gallivan, Jr., Assistant Treasurer of the State Street Research Financial Trust (copy attached), which we understand will be filed with the Commission, pursuant to Item 77K of Form N-SAR, as part of the Trust's Form N-SAR report dated December 24, 2003. We agree with the statements concerning our Firm in such Form N-SAR.

Very truly yours,

PricewaterhouseCoopers LLP

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                          [LOGO] State Street Research
                                 ---------------------
                                 & MANAGEMENT COMPANY

December 24, 2003

Mr. William Perkins, Partner
PricewaterhouseCoopers LLP
160 Federal Street
Boston, Massachusetts 02110

Dear Mr. Perkins:

On April 25, 2003, PricewaterhouseCoopers LLP resigned as the independent accountants for the Financial Trust ("the Trust") effective immediately.

In accordance with the requirements of item 304 of Regulation S-K, please provide us with a letter from your firm addressed to the Securities and Exchange Commission stating your agreement with the following:

1. On April 25, 2003, PricewaterhouseCoopers LLP resigned as the Trust's independent accountants.

2. PricewaterhouseCoopers LLP's reports on the Trust's financial statements for the years ended October 31, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

3.   During the Trust's years ended October 31, 2002 and 2001, and through
     April 25, 2003, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused it to make reference to the subject matter of the disagreement in its report on the financial statements for such years.

A copy of your letter will be filed with the Securities and Exchange Commission along with this letter as an exhibit to the Trust's next Form N-SAR (in accordance with Item 77K of Form N-SAR).

Sincerely,

/S/ Edward T. Gallivan, Jr.

Edward T. Gallivan, Jr.
Assistant Treasurer

                  One Financial Center o Boston, MA 02111-2690
                                  617-357-1200